SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549

     FORM 8-K

     CURRENT REPORT
     Pursuant to Section 13 or 15(d) of
     the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  November 15,
1994

     LEHMAN BROTHERS HOLDINGS INC.
     (Exact name of registrant as specified in its charter)

     Delaware
     (State or other jurisdiction of incorporation)

     1-9466                        13-3216325
(Commission File Number)      (IRS Employer Identification No.)


3 World Financial Center
New York, New York            10285
(Address of principal                   (Zip Code)
executive offices)

     Registrant's telephone number, including area code: (212) 526-7000

     ________________________________________



Item 5.   Other Events.

Subsidiaries of Lehman Brothers Holdings Inc. (collectively, the "Company") initiated two separate actions to recover amounts owed in connection with trading activity conducted by two large Chinese trading firms, Minmetals International Non-Ferrous Metals Trading Company ("Minmetals") and China International United Petroleum and Chemicals Company ("Unipec"). The Company seeks to recover approximately $53.5 million from Minmetals and/or its parent, China National Metals and Minerals Import and Export Corporation and approximately $44 million from Unipec. Trading positions held by the companies were liquidated for failure to comply with contractual margin obligations. Since such time, extensive discussions were held which did not result in payment of the amounts owed. The Company believes it will be successful in recovering these amounts.








     SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LEHMAN BROTHERS HOLDINGS INC.




                              By:      Robert Matza
                                   Robert Matza
                                   Chief Financial Officer



Date:  November 15, 1994




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